CUSIP No.	M20157109
EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 16, 2009 (including amendments thereto) with respect to the Ordinary Shares, par value NIS 0.01 per share, of BluePhoenix Solutions Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.
Dated: June 2, 2010

Prescott Group Capital Management, L.L.C.
By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap, L.P.
By:	Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap II, L.P.
By:	Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich
Phil Frohlich, Managing Member

Phil Frohlich
By:	/s/ Phil Frohlich
Phil Frohlich

CUSIP No.	M20157109
ANNEX A

	Shares Purchased/	Approximate Price
Date	(Sold)	Per Share	Total Cost
05/06/2010	240,000	$2.03	$487,200